                                                                     EXHIBIT 8.1

                  [Gray Cary Ware & Freidenrich LLP Letterhead]

March 8, 2001



Genetronics Biomedical Ltd.
11199 Sorrento Valley Road
San Diego, CA 92121


Ladies and Gentlemen:

We have acted as counsel to Genetronics Biomedical Ltd., a British Columbia corporation (the "Company"), in connection with the reincorporation of the legal existence of the Company to the State of Delaware (the "Reincorporation") as described in the Registration Statement on Form S-4 (the "Registration Statement") the Company is filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). After the Reincorporation, each outstanding share of common stock of the Company will be converted into a common share of Genetronics Biomedical Corporation, a to-be-formed Delaware corporation ("Genetronics Delaware"). Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Registration Statement and the Proxy Statement/Prospectus which is contained in and made part of the Registration Statement (the "Proxy Statement/Prospectus").

This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act. In connection with this opinion, we have examined, and are familiar with: (i) the Registration Statement and the Proxy Statement/Prospectus, and (ii) such other presently existing documents, records and matters of law as we have deemed appropriate in order to enable us to render this opinion.

In rendering this opinion, we have assumed the following (without any independent investigation or review thereof):

                1. The legal capacity of all natural persons, the authenticity of original documents submitted to us, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies, the genuineness of all signatures and the due execution and delivery of all documents;

                2. The truth and accuracy at all relevant times of the representations, warranties and statements of fact made or to be made by the Company and its management, employees, officers, directors and shareholders in connection with the Reincorporation, including, but not limited to, those set forth in the Registration Statement; and

                3. The Reincorporation will be reported as a "reorganization" within the meaning of Section 368(a) of the Code.

Based upon the assumptions, and subject to the limitations and qualifications set forth herein, we are of the opinion that the discussion in the Proxy Statement/Prospectus included as part of the Registration Statement under the caption "Tax Consequences of the Continuation" (the "Tax Section"), insofar as it relates to a description of the federal income tax laws of the United States, is a fair and accurate summary of the matters addressed therein based upon current law and the facts and assumptions stated or referred to therein. Because this opinion is being delivered prior to the effective time of the Reincorporation, it must be considered prospective and dependent upon future events. There can be no assurance that changes in the law will not take place which could affect the United States federal income tax consequences of the Reincorporation or that contrary positions may not be taken by the Internal Revenue Service. No opinion is expressed as to any United States federal income tax consequences other than as described in the Tax Section. No opinion is expressed as to any tax consequences under Canadian law, or any other foreign, federal, state or local tax law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder (the "Rules"), nor do we hereby admit that we are experts with respect to any part of the Registration Statement within the Securities Act or the Rules.

No opinion is expressed as to any federal income tax consequence of the Reincorporation except as specifically set forth herein. This opinion may not be relied upon except with respect to the consequences specifically discussed herein. By rendering this opinion, we undertake no responsibility to update this opinion after the date hereof for any reason, including but not limited to, any new or changed facts or law which come to our attention after the date hereof. This opinion is being delivered to you solely in connection with the Proxy Statement/Prospectus and is intended solely for the benefit of the Company.

This opinion may not be relied upon or utilized for any other purpose or by any other person or entity without our prior written consent.

Very truly yours,


/s/ Gray Cary Ware & Freidenrich LLP
----------------------------------------
GRAY CARY WARE & FREIDENRICH LLP


                                       2